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                                                                EXHIBIT 23.1

                            CONSENT OF LEGAL COUNSEL



The Board of Directors
Inland Real Estate Corporation:

     We consent to the use of our Opinion dated July 16, 2003, with respect to the offering by Inland Real Estate Corporation to its shareholders of 7,500,000 shares of the Company's common stock, through the Company's Distribution Reinvestment Program, as amended and restated by the Dividend Reinvestment Plan, in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3.



                                       SHAPIRO SHER GUINOT & SANDLER, P.A.

                                                        Baltimore, Maryland
                                                              July 30, 2004